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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                        DATE OF REPORT -- March 17, 1995
                       (Date of earliest event reported)

                               MEDIQ INCORPORATED
             (Exact name of Registrant as specified in its charter)

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
              DELAWARE                               1-8147                              51-0219413
      (State of incorporation)              (Commission file number)                   (IRS employer
                                                                                   identification number)
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                     ONE MEDIQ PLAZA, PENNSAUKEN, NJ 08110
               (Address of principal executive offices, zip code)

                            AREA CODE (609) 665-9300
                               (Telephone number)
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ITEM 5. OTHER EVENTS.

     MEDIQ Incorporated announced on March 17, 1995 that the Special Committee of its Board of Directors has reviewed the offer that was made on March 14, 1995 by MEDIQ Acquisition Corp. ("MAC") to acquire the company, and will recommend that the Board reject the offer as inadequate. In determining to recommend that the Board reject the offer, the Special Committee consulted with its investment bankers, Lazard Freres & Co.
The Committee has undertaken a process to solicit offers for the Company, its wholly-owned subsidiaries including MEDIQ/PRN, and its interests in its partly-owned subsidiaries, including PCI Services, Inc. and NutraMax Products, Inc. The Special Committee has advised MAC that it could submit an improved offer as part of that process.

     MEDIQ Incorporated also announced on March 24, 1995 that an action had been filed in the Court of Chancery of the State of Delaware by two stockholders against the Company and its directors. The suit, which seeks status as a class action on behalf of all MEDIQ stockholders, alleges breaches of the fiduciary duties of the directors and the Company in connection with the previously announced proposal submitted to the Board of Directors by a management group for the purchase of all of the outstanding shares of common and preferred stock. The class action suit seeks an injunction to prevent the proposed transaction from being pursued, as well as compensatory damages and attorney's fees. The Company believes that this suit is without merit, and has retained counsel to defend the Company.

     On March 29, 1995, an action was filed in the U.S. District Court for the Eastern District of Pennsylvania by Dr. Jeffrey S. Weisman against the Company, two wholly-owned subsidiaries of the Company and two employees of the subsidiaries. The suit alleges that the defendants committed fraudulent practices and violated the Racketeer Influenced and Corrupt Organization Act and the so-called "whistleblower" provisions of the False Claims Act in connection with the purchase by a subsidiary of the Company of a business formerly owned by the plaintiff. The suit also alleges that the defendants retaliated against the plaintiff for questioning alleged fraudulent practices, involving the Medicare system by a subsidiary of the Company. The suit seeks compensatory damages and punitive damages aggregating in excess of $12,000,000, as well as attorney's fees and other remedies. The Company intends to vigorously defend this suit.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

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
(c)        Exhibits
99.1       Press Release, dated March 17, 1995
99.2       Press Release, dated March 24, 1995
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MEDIQ Incorporated____________________
                                          (Registrant)

                                          /S/__MICHAEL F. SANDLER_______________
                                          Michael F. Sandler
                                          Senior Vice President -- Finance
                                            & Chief Financial Officer

Date: January 25, 1995

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